Exhibit 99.2

[RCN LOGO OMITTED]


FOR IMMEDIATE RELEASE

CONTACT: Kevin Kuryla, RCN Investor Relations, (609) 720-5863
         Jim Downing, RCN Investor Relations, (609) 734-3718


                    RCN ANNOUNCES FIRST QUARTER 2003 RESULTS

PRINCETON, NJ, May 14, 2003-RCN Corporation (Nasdaq: RCNC) today reported its results for the quarter ended March 31, 2003. Revenues for the quarter were $124.5 million, an 11.7% increase from $111.4 million a year ago on a GAAP basis. RCN reported net income to common shareholders of $32.4 million, or $ ..29 per average common share, compared to a loss of $148.7 million, or $(1.46) per common share in the first quarter of 2002. Included in net income was a $165.1 million gain on the sale of assets. The quarterly net loss to common shareholders from continuing operations was $135.6 million, or $(1.23) per average common share, compared to a loss of $150.6 million, or $(1.48) per common share in the first quarter of 2002. Approximately $10.2 million, or 78%, of the increase in revenues is attributable to increases in the average services per customer, new customers and the effect of rate increases introduced in the quarter.

RCN is a 50/50 partner in Starpower, a joint venture serving the Washington, DC metropolitan area. Starpower's results are not included in RCN's GAAP financial statements. RCN management evaluates the financial and operational performance of the Company based on results that include Starpower. Including Starpower's results, revenues for the quarter ended March 31, 2003 were $146.7 million, an 11.1% increase from $132.0 million in the first quarter of 2002. Including Starpower, consolidated adjusted EBITDA1 was income of $1.9 million, compared to a loss of $ 26.5 million in the first quarter of 2002.

"The key customer metrics of our business continue to improve and lead the industry," said David C. McCourt, RCN's Chairman and CEO. "Average revenue per customer2 increased from $71 to $84 year over year and average services per customer increased 7% to 2.18 over the same period. Our customers continue to add services and choose RCN as their provider of bundled voice, video and data services."

Including Starpower, RCN finished the quarter with 1,421,620 marketable homes, with 464,387 customers on its network, of which 156,995 or 33.8%, were taking one of the ResiLinkSM bundles. ResiLink customers ended the quarter with an average of 3.3 services including long distance, and $135 in monthly revenue. Overall customer churn during the first quarter was 2.4%.

                                     (more)


Liquidity Update as of March 31, 2003

Cash burn for the quarter was $90.5 million, including $49.9 million for debt service expenses and fees, and $21.6 million for capital expenditures. Cash outlays for capital expenditures were down 48% from the same quarter last year. The Company had $441.4 million of cash and short-term investments, which includes $136.1 million of short-term restricted investments and $100 million of long-term restricted investments. The long-term restricted cash investment relates to the company's requirement to maintain at least $100 million in a cash collateral account for the benefit of its senior secured lenders. The Company had $1.73 billion of outstanding debt at the end of the quarter.

Other Developments

Discontinued Operations - During 2002, RCN entered into a definitive agreement to sell its central New Jersey cable system assets and customers for net cash proceeds of $242.8 million. The central New Jersey network serviced approximately 80,000 customers. The transaction was completed on February 19, 2003. RCN recorded a gain of approximately $165.1 million from sale of the assets of the discontinued operations net of taxes, transaction fees and minority interest.

Change In Estimate For Reciprocal Compensation Revenue - RCN recognizes revenue when evidence of an arrangement exists, services are rendered, the selling price is determinable and collectibility is reasonably assured. As it pertains to reciprocal compensation revenue, which is the fee local exchange carriers pay to terminate calls on each other's networks, RCN has historically recognized such revenue as it was realized. This was due to the uncertainty of various legal regulatory rulings as well as limitations on our internal systems that affected RCN's ability to accurately determine the amount of reciprocal compensation revenue to recognize prior to the point in time such amounts were paid. Over the past year, the system limitations have been resolved and the FCC has concluded on various tariff/interconnect rules that have now permitted RCN to accurately estimate the amount of reciprocal compensation revenue to be earned for calls terminated on RCN's network in the period such services are rendered. Accordingly, during the quarter ended March 31, 2003, RCN recognized approximately $7.1 million of incremental reciprocal compensation revenue as a result of this change in estimate. Approximately $4.1 million of this amount related to services rendered in calendar 2002.

New Products - RCN rolled out MegaModemSM in Washington, D.C., the Lehigh Valley and the Queens markets, allowing users to enjoy downstream speeds of up to 3Mbps, double the speed of basic cable modem service. This service upgrade is included for Resilink Platinum and Gold customers, and can be added for $10 per month for other bundled customers or $25 per month for a la carte customers. These markets join Boston, Philadelphia, San Francisco, and Los Angeles in offering this industry leading speed and value to RCN customers.

Financial Reporting Note

Recent legislative and regulatory changes encourage the use of GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. As a result of these changes, the company has conducted a review of its GAAP and non-GAAP financial metrics.

The company has historically provided financial metrics, some of which are based on GAAP and others that are not prepared in accordance with GAAP (non-
GAAP). To supplement the reporting of RCN's consolidated financial information under generally accepted accounting principles (GAAP), RCN will continue to present certain non-GAAP financial measures, including adjusted EBITDA1, special charges, depreciation and amortization, other income (expense) and equity in income of unconsolidated entities. A reconciliation of these measures to the most directly comparable GAAP measures is included in the accompanying financial tables, and is also available on RCN's website at http://www.rcn.com/investor/press.php.

RCN management believes that adjusted EBITDA are meaningful indicators of profitability for capital-intensive business such as RCN's, and they continue to be key valuation metrics in the investment community. This supplemental information should not be considered in isolation, or as a substitute for RCN's consolidated financial information presented under GAAP.

Financial Highlights and Key Ratios

Presented below is financial information reviewed by our senior management, chief operating decision makers, investors and industry analysts. Specifically, such financial information combines our financial results prepared in accordance with generally accepted accounting principles ("GAAP") with the financial results of our Starpower joint venture as if it were a consolidated entity.

The following is a comparison of financial highlights and key ratio's with and without the effect of Starpower. Financial measures in the "Without Starpower" column are based on directly comparable GAAP financial measures:



  ------------------------------------------------------------------ --------------- ---------------
                                                                                 As         Without
  Metrics are for the Quarter Ended, or as of, March 31, 2003             Presented       Starpower
  ------------------------------------------------------------------ --------------- ---------------
      Average residential revenue per customer                               $84.42          $83.60
  ------------------------------------------------------------------ --------------- ---------------
      Percent increase in average residential revenues per                    19.4%           15.1%
      customer over the quarter ended March 31, 2002
  ------------------------------------------------------------------ --------------- ---------------
      Average Services per Customer for the Quarter ended March                2.18            2.19
      31, 2003
  ------------------------------------------------------------------ --------------- ---------------
      Percent increase in average services per customer, year over             7.0%            7.0%
      year
  ------------------------------------------------------------------ --------------- ---------------
      Number of residential customers                                       464,387         415,003
  ------------------------------------------------------------------ --------------- ---------------
      Marketable homes                                                    1,421,620       1,246,032
  ------------------------------------------------------------------ --------------- ---------------
      Percentage of customers at March 31, 2003 who subscribe to              33.8%           34.8%
      an RCN bundle
  ------------------------------------------------------------------ --------------- ---------------
      Consolidated revenue growth, year over year                             11.1%           11.7%
  ------------------------------------------------------------------ --------------- ---------------
      Core residential revenue as a percent of total revenue                  84.8%           88.1%
  ------------------------------------------------------------------ --------------- ---------------
      Adjusted EBITDA(1)  for quarter ended March 31, 2003                   $1.9 m         ($2.1m)
  ------------------------------------------------------------------ --------------- ---------------
      Adjusted EBITDA(1)  for quarter ended March 31, 2002                 ($26.5 m)       ($31.4 m)
  ------------------------------------------------------------------ --------------- ---------------


         For a detailed presentation of financial measures calculated and presented in accordance with GAAP, see the Company's quarterly report on Form 10-Q.

(1) Adjusted EBITDA - Non GAAP measure calculated as net income (loss) before interest, tax, depreciation and amortization, stock based compensation, extraordinary gains and special charges that the Company and its chief decision-makers use to measure performance and liquidity. Other companies may calculate and define EBITDA differently than RCN.

(2) Average Revenue per Customer - Due to a multiple billing systems platform, the number of Residential Customers is actual where the convergent billing system was implemented, and based on an algorithm in non-converted markets. The final markets, Chicago and New York, were converted in the fourth quarter of 2002.


About RCN Corporation

RCN Corporation (Nasdaq: RCNC) is the nation's first and largest facilities-based competitive provider of bundled phone, cable and high speed Internet services delivered over its own fiber-optic local network to consumers in the most densely populated markets in the U.S. RCN has more than one million customer connections and provides service in the Boston, New York, Philadelphia/Lehigh Valley, Chicago, San Francisco, Los Angeles and Washington, D.C. metropolitan markets.

Where You Can Find More Information

We, as a reporting company, are subject to the informational requirements of the Exchange Act and accordingly file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. You may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC's Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. The address of that website is http://www.rcn.com/investor/secfilings.php. Since March 31, 2003, all reports pursuant to the Exchange Act that we have filed with, or furnished to, the SEC have been timely posted on our website.

Forward-Looking Statement

Some of the statements made by RCN in these statements are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements as a result of a number of factors. RCN believes that the primary factors include, but are not limited to, availability of financing, ability to obtain regulatory approvals, uncertainty relating to economic conditions, ability to attract and retain qualified management and other personnel, changes in government and regulatory policies, pricing and availability of equipment, materials, inventory and programming, our ability to meet the requirements in our franchise agreements, the number of potential customers in a target market, the completion of acquisitions or divestitures, acceptance of the Company's services, development and implementation of business support systems for provisioning and billing, the availability and success of strategic alliances or relationships, ability to overcome significant operating losses, RCN's ability to develop and penetrate existing and new markets, technological developments and changes in the industry, changes in the competitive environment in which RCN operates and ability to produce sufficient cash flow. Additional information concerning these and other important factors can be found in RCN's filings with the Securities and Exchange Commission. Statements in this press release should be evaluated in light of these important factors.

                                      # # #

                       RCN CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            (Dollars in Thousands)
                                  (Unaudited)
                                                                   ----------------------------------------------------------
                                                                   QUARTER ENDED and YEAR to DATE as of MARCH 31, 2002
                                                                   ----------------------------------------------------------
                                                                         RCN Including                                RCN
 Sales:                                                                   Starpower (1)        Less Starpower (2)     GAAP
                                                                   ----------------------------------------------------------
        Voice                                                              $   41,855            $   3,934          $ 37,921
        Video                                                                  60,331                7,013            53,318
        Data                                                                   33,295                9,028            24,267
        Other                                                                  11,186                2,234             8,952
                                                                           -----------           -----------        ----------
 Total Sales                                                                  146,667               22,209           124,458
 Costs & expenses, excluding  non-cash stock based compensation, depreciation and amortization, and special charges
        Direct expenses                                                        47,852                5,700            42,152
        Operating and SG&A                                                     96,964               12,574            84,390
                                                                           -----------           -----------        ----------
 Adjusted EBITDA (3) from continuing operations and before
     non-cash stock based compensation, asset
     impairment and special charges                                             1,851                3,935            (2,084)
 Non-cash stock based compensation                                              2,049                                  2,049
 Impairment and special charges                                                    80                                     80
 Depreciation and amortization                                                 56,465                4,981            51,484
 Operating Loss                                                               (56,743)              (1,046)          (55,697)
 Investment income                                                              1,668                   15             1,653
 Interest expense                                                             (49,224)                  (2)          (49,222)
 Gain on early extinguishment of debt                                               -                    -                 -
 Other income (loss), net                                                       6,098                  (81)           6,179
                                                                           -----------           -----------        ----------

 Loss from continuing operations before income taxes                          (98,201)              (1,114)          (97,087)
  Income tax provision (benefit)                                                   12                    -                12
                                                                           -----------           -----------        ----------
 Loss from continuing operations  before equity in
   unconsolidated entities and minority interest                              (98,213)              (1,114)          (97,099)
 Equity in income of unconsolidated entities                                    4,338                  557             3,781
 Minority interest in loss of consolidated entities                               557                  557                 -
                                                                           -----------           -----------        ----------
 Net loss from continuing operations                                          (93,318)                   -           (93,318)
 Income from discontinued operations, net of tax of $761
 (including gain on disposal of $165,865)                                     167,934                    -           167,934
                                                                           -----------           -----------        ----------
 Net income (loss)                                                             74,616                    -            74,616
 Preferred dividend and accretion requirements                                 42,263                    -            42,263
                                                                           -----------           -----------        ----------
 Net income (loss) to common shareholders                                   $  32,353             $      -          $ 32,353
                                                                           ===========           ===========        ==========

 Basic and diluted loss per common share:
    Net loss from continuing operations                                       $ (1.23)                               $ (1.23)
    Net income from discontinued operations                                    $ 1.52                                 $ 1.52
    Net income (loss) to common shareholders                                   $ 0.29                                 $ 0.29
 Weighted average shares outstanding                                      110,165,770                            110,165,770


                                                                   ----------------------------------------------------------
                                                                   QUARTER ENDED and YEAR to DATE as of MARCH 31, 2002
                                                                   ----------------------------------------------------------
                                                                         RCN Including                                RCN
 Sales:                                                                   Starpower (1)        Less Starpower (2)     GAAP
                                                                   ----------------------------------------------------------
        Voice                                                                $ 36,452              $ 3,543          $ 32,909
        Video                                                                  52,397                5,495            46,902
        Data                                                                   32,787                9,886            22,901
        Other                                                                  10,343                1,674             8,669
                                                                           -----------           -----------        ----------
 Total Sales                                                                  131,979               20,598           111,381
 Costs & expenses, excluding  non-cash stock based compensation, depreciation and amortization, and special charges
        Direct expenses                                                        51,060                4,370            46,690
        Operating and SG&A                                                    107,412               11,319            96,093
                                                                           -----------           -----------        ----------
 Adjusted EBITDA (3) from continuing operations and before
      non-cash stock  based compensation, asset
      impairment and special charges                                          (26,493)               4,909           (31,402)
 Non-cash stock based compensation                                              2,576                    -             2,576
 Impairment and special charges                                                  (478)                   -              (478)
 Depreciation and amortization                                                 79,682                6,007            73,675
                                                                           -----------           -----------        ----------
 Operating Loss                                                              (108,273)              (1,098)         (107,175)
 Investment income                                                              7,686                   42             7,644
 Interest expense                                                             (40,573)                   -           (40,573)
 Gain on early extinguishment of debt                                          13,073                    -            13,073
 Other income (loss), net                                                         852                   (60)             912
                                                                           -----------           -----------        ----------
 Loss from continuing operations before income taxes                         (127,235)              (1,116)         (126,119)
  Income tax provision (benefit)                                                 (750)                  -               (750)
                                                                           -----------           -----------        ----------
 Loss from continuing operations  before equity in
   unconsolidated entities and minority interest                             (126,485)              (1,116)         (125,369)
 Equity in income of unconsolidated entities                                   11,672                  558            11,114
 Minority interest in loss of consolidated entities                             3,770                  558             3,212
                                                                           -----------           -----------        ----------
 Net loss from continuing operations                                         (111,043)                   -          (111,043)
 Income from discontinued operations, net of tax of $761                        1,898                    -             1,898
                                                                           -----------           -----------        ----------
 Net income (loss)                                                           (109,145)                   -          (109,145)
 Preferred dividend and accretion requirements                                 39,526                    -            39,526
                                                                           -----------           -----------        ----------
 Net income (loss) to common shareholders                                  $ (148,671)                $ -         $ (148,671)
                                                                           ===========           ===========        ==========
  Basic and diluted loss per common share:
    Net loss from continuing operations                                       $ (1.48)                               $ (1.48)
    Net income from discontinued operations                                    $ 0.02                                 $ 0.02
    Net income (loss) to common shareholders                                  $ (1.46)                               $ (1.46)
 Weighted average shares outstanding                                      101,826,546                            101,826,546



(1) RCN Including Starpower results reflect the consolidation of all domestic joint ventures and show the ownership share of its joint venture partners as minority interests. Excludes results of central New Jersey operations which was sold February 19, 2003 and is included as a discontinued operation for GAAP purposes.

(2) RCN owns 50% of Starpower, a joint venture in the Washington, D.C. market which is accounted for as an equity investment in our condensed consolidated financial statements. Results of operations of Starpower have been presented here net of related party transactions with RCN.

(3) Adjusted EBITDA - Non GAAP measure calculated as net loss before interest, tax, depreciation and amortization, stock based compensation, extraordinary gains and special charges that the Company and its chief desion-makers use to measure performance and liquidity. Other companies may calculate and define EBITDA differently than RCN.

                            RCN CORPORATION AND SUBSIDIARIES
                         CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (Dollars in Thousands)
                                      (Unaudited)

                                                                        March 31,         December 31,
                                                                          2003               2002
                                                                      -------------      --------------
      ASSETS
      Current assets
           Cash and temporary cash investments                          $ 205,309            $ 49,365
           Short-term investments                                               -             227,641
           Accounts receivable from related parties                        16,051              10,207
           Accounts receivable, net of reserve for
             doubtful accounts of $10,274 at March 31, 2003
             and $10,705 at December 31, 2002                              61,754              56,915
           Unbilled revenues                                                  667                 770
           Interest and dividends receivable                                1,288               1,595
           Prepayments and other current assets                            36,760              17,835
           Short-term restricted investments                              136,051              34,920
           Current assets of discontinued operations                            -               3,971
                                                                      -------------      ---------------
              Total current assets                                        457,880             403,219

      Property, plant and equipment, net of accumulated
           depreciation of $857,000 at March 31, 2003
           and $809,000 at December 31, 2002                            1,195,766           1,234,939
      Investments in joint ventures and equity securities                 227,239             228,231
      Intangible assets, net of accumulated amortization of $64,977
           at March 31, 2003 and $64,912 at December 31, 2002               1,916               1,741
      Goodwill                                                              6,130               6,130
      Long-term restricted investments                                    100,000                   -
      Deferred charges and other assets                                    43,584              43,606
      Noncurrent assets of discontinued operations                             -               72,416
                                                                      -------------      ---------------
      Total assets                                                    $ 2,032,515         $ 1,990,282
                                                                      =============      ===============



                     RCN CORPORATION AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                          (Dollars in Thousands)
                               (Unaudited)

                                                                          March 31,         December 31,
                                                                            2003               2002
                                                                         -------------      --------------

        LIABILITIES AND SHAREHOLDERS' DEFICIT
        Current liabilities
            Current maturities of long-term debt                         $     39,539        $   37,417
            Accounts payable                                                   24,334            28,016
            Accounts payable to related parties                                14,584            13,558
            Advance billings and customer deposits                             25,716            27,940
            Accrued exit costs                                                 28,188            30,667
            Accrued expenses                                                  170,928           176,866
            Current liabilities of discontinued operations                          -             3,852
                                                                         ------------       --------------
        Total current liabilities                                             303,289           318,316
        Long-term debt                                                      1,692,980         1,706,997
        Other deferred credits                                                  6,848             4,166
        Minority interest                                                           -               791
        Redeemable preferred stock                                          2,346,690         2,304,426
        Common shareholders' deficit                                       (2,317,292)       (2,344,414)
                                                                         ------------       --------------
        Total liabilities and common shareholders' deficit               $  2,032,515       $ 1,990,282
                                                                         =============      ===============


                                           RCN Corporation - Ending Quarterly Connections

                                        1Q02           2Q02           3Q02           4Q02           1Q03
                                 --------------------------------------------------------------------------
Total RCN (excludes CNJ)
------------------------
   Voice                               214,161        225,259        232,284        233,513        237,602
   Video                               380,695        389,206        389,626        388,209        387,171
   Data                                113,885        123,958        134,403        143,529        155,809
                                 --------------------------------------------------------------------------
   Subtotal Network Connections:       708,741        738,423        756,313        765,251        780,582

   Resale                               15,506         11,006          9,792          9,838          8,927
   Dial-up                             176,476        164,664        155,927        147,388        139,875
                                 --------------------------------------------------------------------------
   Total Service Connections:          900,723        914,093        922,032        922,477        929,384
                                 ==========================================================================

   Long Distance                             -              -        101,798        158,784        159,208
   Marketable Homes                  1,222,915      1,226,508      1,227,827      1,228,812      1,246,032

Starpower
---------

   Voice                                18,771         21,365         24,191         24,590         25,435
   Video                                34,353         35,296         37,380         39,120         39,159
   Data                                 12,099         13,450         15,233         16,874         18,316
                                 --------------------------------------------------------------------------
   Subtotal Network Connections:        65,223         70,111         76,804         80,584         82,910

   Resale                                9,848          8,550          7,253          6,465          5,678
   Dial-up                             154,994        147,008        140,835        133,757        127,375
                                 --------------------------------------------------------------------------
   Total Service Connections:          230,065        225,669        224,892        220,806        215,963
                                 ==========================================================================

   Long Distance                             -              -         25,013         23,870         22,110
   Marketable Homes                    171,788        172,422        173,873        175,072        175,588

RCN Including Starpower
-----------------------

   Voice                               232,932        246,624        256,475        258,103        263,037
   Video                               415,048        424,502        427,006        427,329        426,330
   Data                                125,984        137,408        149,636        160,403        174,125
                                 --------------------------------------------------------------------------
   Subtotal Network Connections:       773,964        808,534        833,117        845,835        863,492

   Resale                               25,354         19,556         17,045         16,303         14,605
   Dial-up                             331,470        311,672        296,762        281,145        267,250
                                 --------------------------------------------------------------------------
   Total Service Connections:        1,130,788      1,139,762      1,146,924      1,143,283      1,145,347
                                 ==========================================================================

   Long Distance                             -              -        126,811        182,654        181,318
   Marketable Homes                  1,394,703      1,398,930      1,401,700      1,403,884      1,421,620


Central New Jersey (Historical Data)
------------------------------------

   Video                                83,210         81,937         81,770         81,029              -
   Data                                 10,811         12,191         13,757         16,381              -
                                 --------------------------------------------------------------------------
   Network Connections:                 94,021         94,128         95,527         97,410              -
                                 ==========================================================================

   Marketable Homes                    111,144        111,388        111,595        112,388              -
